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                                                             EXHIBIT 11
                         SIMULA, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
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                                                             YEAR ENDED DECEMBER 31,
                                      ------------------------------------------------------------------------------
                                           1996                         1995                           1994
                                      ---------------------  ----------------------------  -------------------------
(Loss) earnings before cumulative
        effect of a change in
        accounting principle          ($6,809,966)                  $2,657,359                       $2,114,423
Cumulative effect on prior years
        (to December 31, 1995) of
        changing accounting for
        pre-contract costs             (3,239,948)

                                      ------------                   ----------                       ----------
Net (loss) earnings                   ($10,049,914)                  $2,657,359                       $2,114,423
                                      ============                   ==========                       ==========


Number of shares:
        Weighted average shares
          outstanding                    8,947,060                   8,175,300                         5,461,095
        Incremental shares for
          outstanding stock
          options                                                      380,670                           169,403
        Incremental shares for
          outstanding stock
          warrants                                                      20,847                            74,428
                                      ------------                   ---------                        ----------
                                         8,947,060                   8,576,817                         5,704,926
                                      ============                   =========                        ==========

Per share amounts:
        (Loss) earnings before
          cumulative effect of a
          change in accounting
          principle                         ($0.76)                      $0.31                            $0.37
        Cumulative effect on
          prior years (to
          December 31, 1995)
          of changing accounting
          for pre-contract costs             (0.36)
                                      ------------                   ----------                       ----------
        Net (loss) earnings                 ($1.12)                       $0.31                            $0.37
                                      ============                   ==========                       ==========

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